As filed with the Securities and Exchange Commission on November 6, 2009
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Skyworks Solutions, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of	04-2302115
incorporation or organization)	(I.R.S. Employer Identification No.)
Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, Massachusetts 01801
(Address of Principal Executive Offices) (Zip Code)

2005 Long-Term Incentive Plan
(Full title of the plans)

Mark V. B. Tremallo
Vice President, General Counsel and Secretary
Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, Massachusetts 01801
(Name and Address of Agent for Service of Process)
(781) 376-3000
(Telephone Number, Including Area Code, of Agent For Service)

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(3)	Price(3)	Registration Fee
Common Stock, par value $0.25 per share	22,500,000 (2)	$10.24	$230,400,000	$12,856.32

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 22,500,000 shares of common stock issuable under the registrant’s 2005 Long-Term Incentive Plan, as amended.

(3)	The price of 10.24 per share, which is the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on November 3, 2009, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

TABLE OF CONTENTS

STATEMENT OF INCORPORATION BY REFERENCE
Item 5: Interests of Named Experts and Counsel	3
Item 8. Exhibits.	3
SIGNATURES	4
EXHIBIT INDEX	5
EXHIBIT 5.1	6
EXHIBIT 23.1	7

STATEMENT OF INCORPORATION BY REFERENCE
     Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of the registration statements on Form S-8, File No. 333-131628 and File No. 333-134375 relating to the registrant’s 2005 Long-Term Incentive Plan, as amended.
Item 5. Interests of Named Experts and Counsel.
Mark V.B. Tremallo, Vice President, General Counsel and Secretary of the registrant, has opined as to the legality of the securities being offered by this registration statement. Mr. Tremallo is an eligible participant under the 2005 Long-Term Incentive Plan and has received awards under such plan and may receive future awards under such plan.
Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, in the Commonwealth of Massachusetts, on this 6th day of November, 2009.

SKYWORKS SOLUTIONS, INC.
By:	/s/ David J. Aldrich
David J. Aldrich
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Skyworks Solutions, Inc., hereby severally constitute and appoint David J. Aldrich and Donald W. Palette, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Skyworks Solutions, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

SIGNATURE	TITLE	DATE
/s/ David J. Aldrich David J. Aldrich	President, Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2009

/s/ Donald W. Palette Donald W. Palette	Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	November 6, 2009

/s/ David J. McLachlan David J. McLachlan	Chairman of the Board	November 6, 2009

/s/ Kevin L. Beebe Kevin L. Beebe	Director	November 6, 2009

/s/ Moiz M. Beguwala Moiz M. Beguwala	Director	November 6, 2009

/s/ Timothy R. Furey Timothy R. Furey	Director	November 6, 2009

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	November 6, 2009

/s/ Thomas C. Leonard Thomas C. Leonard	Director	November 6, 2009

/s/ David P. McGlade David P. McGlade	Director	November 6, 2009

/s/ Robert A. Schriesheim Robert A. Schriesheim	Director	November 6, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant

4.2(1)	Second Amended and Restated By-laws of the Registrant

5.1	Opinion of Mark V.B. Tremallo, Esq.

23.1	Consent of KPMG LLP

23.2	Consent of Mark V.B. Tremallo, Esq. (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)

99.1(2)	Skyworks Solutions, Inc. Amended and Restated 2005 Long-Term Incentive Plan

(1)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2002 filed with the Securities and Exchange Commission on December 23, 2002.

(2)	Incorporated by reference from the Registrant’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 30, 2009.

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